                                                                  EXHIBIT 3.1.1
                                     (Seal)

                               The State of Texas

                               Secretary of State


                            CERTIFICATE OF AMENDMENT
                                      FOR
                     SUMMIT ENVIRONMENTAL CORPORATION, INC.
                            CHARTER NUMBER 01480512


         THE UNDERSIGNED, AS SECRETARY OF STATE OF THE STATE OF TEXAS, HEREBY CERTIFIES THAT THE ATTACHED ARTICLES OF AMENDMENT FOR THE ABOVE NAMED ENTITY HAVE BEEN RECEIVED IN THIS OFFICE AND ARE FOUND TO CONFORM TO LAW.

         ACCORDINGLY THE UNDERSIGNED, AS SECRETARY OF STATE, AND BY VIRTUE OF THE AUTHORITY VESTED IN THE SECRETARY BY LAW, HEREBY ISSUES THIS CERTIFICATE OF AMENDMENT.

DATED APR. 3, 1998

EFFECTIVE APR. 3, 1998

(Seal)                                 /s/ Alberto R. Gonzales
                                       ---------------------------------------
                                       Alberto R. Gonzales, Secretary of State




                                                                 Exhibit 3.1.1
                                                             Page 1 of 3 Pages
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                                                     FILED in the Office of the
                                                    Secretary of State of Texas
                                                                     APR 3 1998
                                                           Corporations Section



                                  AMENDMENT TO
                           ARTICLES OF INCORPORATION
                                       OF
                     SUMMIT ENVIRONMENTAL CORPORATION, INC.


1. The following article is added to the Articles of Incorporation of Summit Environmental Corporation, Inc., filed in the Office of the Secretary of State of Texas on February 24, 1998:

                                  ARTICLE NINE

                  The holders of shares of either class of stock of the Corporation shall have no preemptive rights to purchase additional shares of stock of the Corporation and no cumulative voting rights.

2. This amendment is adopted by the board of directors as of March 30, 1998.

3.       As of the above date, no shares have been issued.

4.       This amendment does not effect a change in stated capital.

         IN WITNESS WHEREOF, I have hereunto set my hand this 30 day of March, 1998.

[Seal]


                                       /s/ Albert L. Welsh
                                       -------------------------------
                                       Albert L. Welsh, President,
                                       Secretary and Director

STATE OF OKLAHOMA                   )
                                    ) SS.
COUNTY OF OKLAHOMA                  )

         Before me, the undersigned, a Notary Public on this day personally appeared Albert L. Welsh, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said Summit Environmental Corporation, Inc., a corporation, and that he had executed the same as the act of such corporation for the purpose and consideration therein expressed, and in the capacity therein stated.



                                                                  Exhibit 3.1.1
                                                              Page 2 of 3 Pages
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         Given under my hand and seal of office, this 30th day of March, 1998.


                                             /s/ Sherie S. Adams
                                             ---------------------------------
                                             Sherie S. Adams, Notary Public

My commission expires:
August 19, 2001














                                                                  Exhibit 3.1.1
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